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                                                                 EXHIBIT 10.5


                           SEVERANCE PROTECTION AGREEMENT

     THIS AGREEMENT made as of the 11th day of March, 1999, by and between Aldila, Inc. (the "Company") and Michael J. Rossi (the "Executive").

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distraction of the Company's key management personnel because of the uncertainties inherent in such a situation;

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders, for the Company to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal financial and employment security; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Company and/or one of its Affiliates (the entity or entities employing the Executive, the "Employing Affiliate"), particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event the Executive's employment is terminated as a result of, or in connection with, a Change in Control.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1. TERM OF AGREEMENT. This Agreement shall commence as of March 11, 1999, and shall continue in effect until March 11, 2002 (the "Term"); PROVIDED, HOWEVER, that on January 1, 2000, and on each January 1 thereafter, the Term shall automatically be extended for one (1) year unless either the Executive or the Company shall have given written notice to the other at least ninety (90) days prior thereto that the Term shall not be so extended; PROVIDED, FURTHER, HOWEVER, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of thirty-six (36) months after such occurrence.

     2. TERMINATION OF EMPLOYMENT. If, during the Term, the Executive's employment with the Company or an Employing Affiliate shall be terminated within thirty-six (36) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

          (a) If the Executive's employment with the Company or an Employing Affiliate shall be terminated (1) by the Company for Cause or Disability, (2)

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by reason of the Executive's death, or (3) by the Executive other than for
Good Reason, the Company shall pay to the Executive his Accrued Compensation.

          (b) If the Executive's employment with the Company or an Employing Affiliate shall be terminated for any reason other than as specified in
Section 2(a), the Executive shall be entitled to the following:

               (1) the Company shall pay the Executive all Accrued Compensation and a Pro Rata Bonus;

               (2) the Company shall pay the Executive as severance pay an amount equal to two (2) times the sum of (A) the Executive's Base Amount and
(B) the Executive's Bonus Amount;

               (3) for twenty-four (24) months following the Termination Date (the "Continuation Period"), the Company shall continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental, prescription drug and hospitalization coverages and benefits provided to the Executive immediately prior to the Change in Control or, if greater, the coverages and benefits provided at any time thereafter. The coverages and benefits (including deductibles and costs to the Executive) provided in this Section 2(b)(3) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits referred to above. The Company's obligation hereunder with respect to the foregoing coverages and benefits shall be reduced to the extent that the Executive obtains any such coverages and benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce any of the coverages or benefits it is required to provide the Executive hereunder so long as the aggregate coverages and benefits (including deductibles and costs to the Executive) of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 2(b)(3) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including but not limited to retiree medical and life insurance benefits;

               (4) the Company shall pay the Executive a lump sum in cash equal to the present value (determined using a discount rate equal to one hundred twenty percent (120%) of the applicable mid-term Federal rate determined pursuant to Section 1274(d) of the Code, compounded semiannually) of twenty-four (24) monthly payments, each of which payments is equal to the monthly automobile allowance (including automobile financing, insurance and maintenance costs paid directly by the Company) payable by the Company in respect of the Executive immediately prior to the

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Termination Date.  If the Company leases an automobile on behalf of the
Executive (or acts as guarantor on lease obligations for an automobile leased by the Executive), (i) the amount owing under this clause (4) shall be computed based on the greater of twenty-four (24) months and the remaining term of such lease, (ii) the Company shall continue to be a party to such lease through its expiration, and (iii) the Executive shall make all lease payments under such lease included in the calculation of the lump sum payment under this clause (4).

          (c)  The amounts provided for in Sections 2(a) and 2(b)(1), (2),
(4) and (5) shall be paid in a single lump sum cash payment within ten (10) days after the Executive's Termination Date (or earlier, if required by applicable law).

          (d) The severance pay and benefits provided for in this Section 2 shall be in lieu of any other severance pay to which the Executive may be entitled under any severance or employment agreement with the Company or any other plan, agreement or arrangement of the Company or any other Affiliate of the Company. The Executive's entitlement to any compensation or benefits other than as provided herein shall be determined in accordance with the employee benefit plans of the Company and any of its Affiliates and other applicable agreements, programs and practices as in effect from time to time.

          (e) If the Executive's employment is terminated by the Company or an Employing Affiliate without Cause prior to the date of a Change in Control but the Executive reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") and who effectuates a Change in Control or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, such termination shall be deemed to have occurred after a Change in Control, it being agreed that any such action taken following stockholder approval of a transaction which if consummated would constitute a Change in Control, shall be deemed to be in anticipation of a Change in Control provided such transaction is actually consummated.

     3.   EFFECT OF SECTION 280G OF THE INTERNAL REVENUE CODE.

          (a) Except as provided in Section 3(b), notwithstanding any other provision of this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the

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extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the "Determination" (as defined below).
Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

          (b) If the reduction of the Payments as provided in Section 3(a) would exceed 5% of the amount owing under Section 2(b)(2), Section 3(a) shall not apply and the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

          (c) The determination of whether the Payments shall be reduced pursuant to this Agreement and the amount of such reduction, and the determination of whether a Gross-Up Payment is payable, shall be made at the Company's expense, by an accounting firm selected by the Company which is one of the five (5) largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within ten (10) days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to the Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and the Executive.

          (d) If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that

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Gross-Up Payments not made by the Company should have been made
("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (including any applicable interest and penalties) shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, PROVIDED, HOWEVER, that (i) the Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) if a Gross-Up Payment is determined to be payable, this provision shall be interpreted in a manner consistent with an intent to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment. The cost of all such determinations made pursuant to this
Section 3 shall be paid by the Company.

     4. NOTICE OF TERMINATION. Following a Change in Control, any intended termination of the Executive's employment by the Company or an Employing Affiliate shall be communicated by a Notice of Termination from the Company to the Executive, and any intended termination of the Executive's employment by the Executive for Good Reason shall be communicated by a Notice of Termination from the Executive to the Company.

     5. FEES AND EXPENSES. The Company shall pay, as incurred, all legal fees and related expenses (including the costs of experts, evidence and counsel) that the Executive may incur following a Change in Control as a result of or in connection with (a) the Executive's contesting, defending or disputing the basis for the termination of the Executive's employment, (b) the Executive's hearing before the Board of Directors of the Company as contemplated in Section 16.5 of this Agreement or (c) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company or one of its Affiliates under which the Executive is or may be entitled to receive benefits.

     6.   UNAUTHORIZED DISCLOSURE.

          (a) The Executive agrees and understands that during the Executive's position with the Company or an Employing Affiliate, the Executive has

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been and will be exposed to and receive information relating to the affairs of the Company considered by the Company to be confidential and in the nature of trade secrets (including but not limited to procedures, memoranda, notes, records and customer lists, whether such information has been or is made, developed or compiled by the Executive or otherwise has been or is made available to him) (any and all such information, the "Confidential Information"). The Executive agrees that, during the Term and thereafter, he shall keep such Confidential Information confidential and will not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; PROVIDED, HOWEVER, that (i) the Executive shall have no such obligation to the extent such Confidential Information is or becomes publicly known other than as a result of the Executive's breach of his obligations hereunder or is received by the Executive following the Termination Date and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such Confidential Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process.

          (b) The Executive agrees that all Confidential Information is and will remain the property of the Company. The Executive further agrees that, during the Term and thereafter, he shall hold in the strictest confidence all Confidential Information, and shall not, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information for his own benefit or profit or allow any person or entity, other than the Company and its authorized employees, to use or otherwise gain access to any Confidential Information.

          (c) All memoranda, notes, records, customer lists and other documents made or compiled by the Executive or otherwise made available to him concerning the business of the Company or its subsidiaries or Affiliates shall be the Company's property and shall be delivered to the Company upon the termination of the Executive's employment with the Company or an Employing Affiliate or at any other time upon request by the Company, and the Executive shall retain no copies of those documents. The Executive shall never at any time have or claim any right, title or interest in any material, invention or matter of any sort created, prepared or used in connection with the business of the Company or its subsidiaries or Affiliates.

     7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including any Notice of Termination) shall be in writing, shall be signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the

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other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof (whichever is earlier), except that notice of change of address shall be effective only upon receipt.

     8. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any other Affiliate of the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any other Affiliate of the Company, except as explicitly modified by this Agreement. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any other Affiliate of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement. In particular, without limiting the foregoing, nothing in this Agreement shall limit or restrict the Executive's rights following a Change in Control under any outstanding stock options granted under the Company's 1994 Stock Incentive Plan, as amended and restated.

     9. (a) FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including but not limited to any set-off, counterclaim, defense, recoupment, or other claim, right or action which the Company may have against the Executive or others.

          (b) NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 2(b)(3).

     10. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

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     11.  TRUST FUNDING.  Immediately upon the occurrence of a Change in
Control, the Company shall contribute to a grantor trust (the "Trust") to be established by the Company for the benefit of the Executive, an amount equal to the aggregate amounts which may be payable to the Executive following his Termination Date (whether payable pursuant to this Agreement or otherwise, including but not limited to pursuant to Sections 2(b)(1), (2), (4) and 3(b) of this Agreement), determined as if the date of the Change in Control was also the Executive's Termination Date. If the amounts so payable are not determinable immediately upon the occurrence of the Change in Control, the Company shall make a reasonable good faith estimate of the amount to be contributed to the Trust. The amounts contributed to the Trust pursuant to this Section shall be held pursuant to the terms of the Trust, but shall in no event revert to the Company or any of its Affiliates until all obligations to the Executive pursuant to this Agreement have been satisfied (including the expiration of thirty-six (36) months after a Change in Control without any termination of employment subject to the provisions of Section 2(b)).

     12.  SUCCESSORS; BINDING AGREEMENT.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns. The Company shall require its Successors and Assigns, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in San Diego County, California.

     14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings

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and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

     16.  DEFINITIONS.

     16.1. ACCRUED COMPENSATION. For purposes of this Agreement, "Accrued Compensation" shall mean all amounts of compensation for services rendered to the Company or an Employing Affiliate that have been earned or accrued through the Termination Date but that have not been paid as of the Termination Date including (a) base salary, (b) reimbursement for reasonable and necessary business expenses incurred by the Executive on behalf of the Company or an Employing Affiliate during the period ending on the Termination Date and (c) vacation pay; PROVIDED, HOWEVER, that Accrued Compensation shall not include any amounts described in clause (a) that have been deferred pursuant to any salary reduction or deferred compensation elections made by the Executive.

     16.2. AFFILIATE. For purposes of this Agreement, "Affiliate" means, with respect to any Person, any entity, directly or indirectly, controlled by, controlling or under common control with the Person.

     16.3. BASE AMOUNT. For purposes of this Agreement, "Base Amount" shall mean the Executive's annual base salary at the rate in effect as of the date of a Change in Control or, if greater, at any time thereafter, determined without regard to any salary reduction or deferred compensation elections made by the Executive.

     16.4. BONUS AMOUNT. For purposes of this Agreement, "Bonus Amount" shall mean the average annual bonus paid or payable, as reflected under the heading "Bonus" in the Company's Summary Compensation Table in its Proxy Statement relating to its Annual Meeting of Stockholders in respect of the two (2) full fiscal years ended prior to the Termination Date or, if greater, the two (2) full fiscal years ended prior to the Change in Control (or if not required to distribute an annual meeting proxy statement complying with
Schedule 14A adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including such disclosure for any such year, the amount that would have been required to be so disclosed under Schedule 14A); PROVIDED, HOWEVER, if, as of the date of the Change in Control, the Executive has not been employed by the Company or an Employing Affiliate for a full fiscal year, the Bonus Amount shall not be less than the target annual bonus payable to the Executive under the Incentive Plan in respect of the fiscal year during which the Change in Control occurs.

     16.5. CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive

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          (a)  has been convicted of a felony (including a plea of guilty or nolo contendere);

          (b) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company or an Employing Affiliate (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform; or

          (c) intentionally engaged in illegal conduct or willful misconduct which is demonstrably and materially injurious to the Company or an Employing Affiliate.

For purposes of this Agreement, no act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company or an Employing Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Company's Chairman of the Board, Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company or an Employing Affiliate. The termination of employment of the Executive shall not be deemed to be for Cause pursuant to subparagraph (b) or (c) above unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (b) or (c) above, and specifying the particulars thereof in detail. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given to the Company by the Executive shall constitute Cause for purposes of this Agreement.

     16.6. CHANGE IN CONTROL. A "Change in Control" shall mean the occurrence during the Term of:

          (a) An acquisition (other than directly from the Company) of any common stock of the Company ("Common Stock") or other voting securities of the

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Company entitled to vote generally for the election of directors (the "Voting
Securities") by any "Person" (as the term person is used for purposes of
Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

          (b) The individuals who, as of February 28, 1999, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at two-thirds of the members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (c)  The consummation of:

                    (1) A merger, consolidation, or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation, reorganization or other business combination is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued where:

                         (A) the stockholders of the Company, immediately before such merger, consolidation, or reorganization own directly or indirectly immediately

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               following such merger, consolidation, or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, or reorganization,

                         (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Corporation, and

                         (C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, or reorganization was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                    (2)  A complete liquidation or dissolution of the Company;
          or

                    (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then

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outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increase the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     16.7. COMPANY. For purposes of this Agreement, all references to the Company shall include its Successors and Assigns.

     16.8. DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company or an Employing Affiliate for six (6) consecutive months, and within the time period set forth in a Notice of Termination given to the Executive (which time period shall not be less than thirty (30) days), the Executive shall not have returned to full-time performance of his duties; PROVIDED, HOWEVER, that if the Company's Long Term Disability Plan, or any successor plan (the "Disability Plan"), is then in effect, the Executive shall not be deemed disabled for purposes of this Agreement unless the Executive is also eligible for long-term disability benefits under the Disability Plan (or similar benefits in the event of a successor plan).

     16.9. GOOD REASON. (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

          (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents a materially adverse change from his status, title, position or responsibilities as in effect immediately prior thereto (it being understood that a change that necessarily results from the fact that the Company is no longer an independent publicly traded company will not, without more, be deemed to be material); the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title or position; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

          (2) a reduction in the Executive's annual base salary below the Base Amount;

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          (3)  the relocation of the offices of the Company or an Employing
Affiliate at which the Executive is principally employed to a location more than twenty-five (25) miles from the location of such offices immediately prior to the Change in Control, or the requirement that the Executive be based anywhere other than such offices, except to the extent the Executive was not previously assigned to a principal location and except for required travel on the business of the Company or an Employing Affiliate to an extent substantially consistent with the Executive's business travel obligations at the time of the Change in Control;

          (4) the failure by the Company or an Employing Affiliate to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company or an Employing Affiliate in which the Executive participated, within seven (7) days of the date such compensation is due;

          (5)  the failure by the Company or any Affiliate of the Company to
(A) continue in effect (without reduction in benefit level and/or reward opportunities which with respect to the Incentive Plan shall include a reduction in the potential bonus entitlement for comparable corporate performance by the Company and its subsidiaries) any material compensation or employee benefit plan in which the Executive was participating immediately prior to the Change in Control (excluding the 1994 Stock Incentive Plan, so long as the Executive is permitted to participate in any comparable equity-based plans maintained by any Person then controlling directly or indirectly the Company for the benefit of the employees of such Person and its Affiliates to a substantially comparable extent as other similarly situated employees of such Person and its Affiliates), including but not limited to any of the plans listed in Appendix A hereto, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation, employee benefit or fringe benefit plan, program or practice in which the Executive was participating immediately prior to the Change in Control;

          (6) the failure of the Company to obtain from its Successors or Assigns the express assumption and agreement required under Section 12 hereof; or

          (7) any purported termination of the Executive's employment by the Company or an Employing Affiliate which is not effected pursuant to a Notice of Termination satisfying the terms set forth in the definition of Notice of Termination (and, if applicable, the terms set forth in the definition of Cause).

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          (b)  Any event or condition described in Section 16.9(a)(1) through
(7) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a Third Party who effectuates a Change in Control or (2) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed and which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control, it being agreed that any such action taken following stockholder approval of a transaction which if consummated would constitute a Change in Control, shall be deemed to be in anticipation of a Change in Control provided such transaction is actually consummated.

     16.10. INCENTIVE PLAN. For purposes of this Agreement, "Incentive Plan" shall mean the Company's Executive Bonus Plan.

     16.11. NOTICE OF TERMINATION. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination of the Executive's employment, signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Disability or Cause shall not serve to waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     16.12. PRO RATA BONUS. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year in which the Executive's Termination Date occurs that have elapsed through the Termination Date and the denominator of which is 365.

     16.13. SUCCESSORS AND ASSIGNS. For purposes of this Agreement, "Successors and Assigns" shall mean, with respect to the Company, a corporation or other entity acquiring directly or indirectly all or substantially all the assets and business of the Company, as the case may be, whether by operation of law or otherwise.

     16.14. TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean (a) in the case of the Executive's death, his date of death,
(b) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the

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performance of his duties on a full-time basis during such thirty (30) day period) and (c) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days, and in the case of a termination for Good Reason shall not be more than sixty (60) days, from the date such Notice of Termination is given); PROVIDED, HOWEVER, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination in good faith notifies the other party that a dispute exists concerning the basis for the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken). Notwithstanding the pendency of any such dispute, the Company or an Employing Affiliate shall continue to pay the Executive his Base Amount and continue the Executive as a participant (at or above the level provided prior to the date of such dispute) in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, prescription drug, dental, life insurance and disability benefit plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved whether or not the dispute is resolved in favor of the Company, and the Executive shall not be obligated to repay to the Company or an Employing Affiliate any amounts paid or benefits provided pursuant to this sentence.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has executed this Agreement as of the day and year first above written.

                                   ALDILA, INC.


                                    /s/ Gary T. Barbera
                                   -----------------------------------
                                   By:  Gary T. Barbera
                                      --------------------------------
                                   Its:  President
                                       -------------------------------


                                   EXECUTIVE

                                    /s/ Michael J. Rossi
                                   -----------------------------------
                                        Michael J. Rossi

ATTEST


 /s/ Sylvia Castle
-------------------------------
By:  Sylvia Castle
   ----------------------------





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